SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549


                         FORM 8-K

                      CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934


  July 2, 1996                       June 26, 1996
 Date of Report)           (Date of earliest event reported)


                   KMS INDUSTRIES, INC.
    (Exact name of registrant as specified in charter)


       DELAWARE              0-2917             38-1842108
(State of Incorporation)   (Commission       (I.R.S. Employer
                           File Number)     Identification No.)


                 101 North Main, Suite 410
                 Ann Arbor, Michigan 48104
         (Address of Principal Executive Offices)

    Registrant's telephone number, including area code:
                      (313) 769-1100

                      Not applicable
(Former name or former address, if changed since last report)





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ITEM 5.      OTHER EVENTS

On June 26, 1996, the United States Court of Federal
Claims (the "Court") issued its decision that KMS Fusion, Inc., a wholly-owned subsidiary of KMS Industries, Inc. (the "Company") had failed to prove that the United States Department of Energy ("DOE") breached the contract between the parties when, at the end of 1991, DOE refused to extend the subject contract to cover the completion of close-out work at the KMS facility in Ann Arbor, Michigan. Accordingly, the Court entered judgment against the Company and dismissed the Company's complaint. The
Company had commenced litigation on this claim on September 9, 1994 seeking $15,400,000 plus interest from February 18, 1992 plus legal fees pursuant to the Equal Access to Justice Act. In August, 1995, DOE obtained a partial summary judgment in its favor with respect to the Company's claims for lost profits pursuant to which the Court reduced the amount of the claim to approximately $6,900,000. The Company reported the Court's decision in a Press Release, dated June 28, 1996, which is included in
Item 7(c) and is incorporated herein by reference. The Company will review all of its options, including appeal.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA
             FINANCIAL STATEMENTS AND  EXHIBITS


(c)   Exhibits:

Exhibit No.                      Description

    99                 Press Release, dated June 28, 1996.











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                         SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  KMS INDUSTRIES, INC.


                             By:  /S/ Patrick B. Long
                                  --------------------------------
                                  Patrick B. Long, Chairman of the
                                  Board and Chief Executive Officer

Date: July 2, 1996